Exhibit 10(f)(2)

Amendment

To

First Amended and Restated Master Agreement

There is in existence by and among Redwood Energy Production, L.P., Gateway Processing Company and Hanover Compression Limited Partnership a First Amended and Restated Master Agreement dated September 12, 2002 (“Restated Master Agreement”).

The Parties hereby mutually agree to amend the Restated Master Agreement as follows effective February 14, 2003:

•                  3.5 Construction of the Gathering and Transportation System.  The third and fourth sentences are deleted in their entirety and the following sentence substituted therefor:

“Subject to the aforesaid and events of Force Majeure, Gateway will commence construction not later than February 17, 2003 and Gateway’s portion of the Acid Gas disposal line referred to in Section 3.4 will be installed and operational not later than April 1, 2003 and the gathering and transportation pipelines will be installed and operational not later than April 16, 2003.

•                  6.2 Amendment to Gas Purchase Agreement.  Subsection (b) is deleted in its entirety and the following substituted therefor:

(b) Section 7.2 (d) of the Gas Purchase Agreement is hereby deleted in its entirety and the following substituted therefor:

(d)         Floating Monthly Treating Fee -

(i)  If the Resale Price for the month is four dollars ($4.00) per MMBtu or less, then the Floating Monthly Treating Fee will be equal to the Fixed Monthly Treating Fee.

(ii)  If the Resale Price for the month is more than four dollars ($4.00) per MMBtu, then the Floating Monthly Treating Fee will be the sum of (x) and (y):

(x)            Fixed Monthly Treating Fee; and

(y)           An amount equal to thirty percent (30%) of the Resale Price in excess of four dollars ($4.00) per MMBtu multiplied by the MMBtus Delivered during the month.

With regard to the Floating Monthly Treating Fee, if the Treatment Plant is installed and operational on or before May 10, 2003 and Buyer’s, or its designee’s, pipelines are ready to receive Seller’s gas at the Point of Delivery and transport the treated gas on or before May 10, 2003, then a price of three dollars and seventy-five cents ($3.75) per MMBtu will be substituted for four dollars ($4.00) per MMBtu wherever the latter price appears, except in the next sentence.  The Parties agree that if in any month the Resale Price exceeds four dollars ($4.00) per MMBtu, then the Resale Price-based component of the Floating

Monthly Treating Fee (i.e. an amount equal to thirty percent (30%) of the Resale Price in excess of four dollars ($4.00) per MMBtu multiplied by the MMBtus Delivered during the month) shall be subject to and bear its share of the landowner and overriding royalties which are recorded in the Official Records of Madison County, Texas and in effect as of September 12, 2002 (which burdens shall not exceed in the aggregate twenty-seven percent (27%) across any applicable unit) with same remitted monthly to the appropriate royalty owners through Redwood.  With respect to the May 10, 2003 date mentioned above, the Parties agree that Hanover and Buyer may invoke Force Majeure only for events occurring subsequent to the date hereof.

With respect only to the first month of gas deliveries hereunder, if the date of the initial gas deliveries at the Point of Delivery under this Agreement is after the first day of the month, the Fixed or Floating Monthly Treating Fee, as applicable, shall be adjusted downward by multiplying the actual Fee by a fraction, the numerator of which is the number of days remaining in said month, and the denominator of which is the total number of days in said month.

•                  A new Section 3.7 is added to the Restated Master Agreement as follows:

3.7 Contingency Plan.  The Parties have agreed that Hanover will acquire and install, at a cost not to exceed $200,000, the equipment and facilities required to implement the overall contingency plan for all the producing and injection wells and their wellheads, Treatment Plant and pipelines required by the Texas Railroad Commission, and that Redwood, Hanover and Gateway will each pay one-third of the costs for said equipment and facilities and their installation.

Except as indicated above, all other terms and conditions of the Restated Master Agreement shall remain in full force and effect.

Accepted and agreed to this 14th day of February 2003:

Redwood Energy Production, L.P.

By:	Redwood Energy Company, its General Partner
By:
Name:
Title:

	Hanover Compression Limited Partnership	Gateway Processing Company
By:		By:
Name:		Name:
Title:		Title: